Exhibit 99.1

PhotoMedex Reports First Quarter Financial Results

HORSHAM, Pa.--(BUSINESS WIRE)--May 11, 2015--PhotoMedex, Inc. (NasdaqGS and TASE: PHMD) reports financial results for the three months ended March 31, 2015.

Financial highlights of the first quarter of 2015 include the following (all comparisons are with the first quarter of 2014 and all figures quoted are GAAP, unless stated otherwise):

  Revenues of $28.1 million, a decrease of 44%
  Gross profit of $20.2 million, a decrease of 49%
  Non-GAAP adjusted loss per share of ($0.05), compared with non-GAAP adjusted income per share of $0.23
  Net loss (including discontinued operations) of $10.0 million or ($0.51) per share, compared with net loss of $0.3 million or ($0.02) per share
  Consumer revenues of $18.1 million, a decrease of 56%
  Global direct-to-consumer channel revenues of $13.8 million, a decrease of 55%
  Global retail and home shopping channel revenues of $4.3 million, a decrease of 55%
  Global distributor consumer channel revenues of $0.1 million, a decrease of 85%
  XTRAC® psoriasis and vitiligo treatment recurring revenues of $5.4 million, an increase of 22%
  Cash, cash equivalents and short-term investments as of March 31, 2015 of $6.2 million, or $0.31 per diluted share

Management Commentary

“Our consumer business had a difficult first quarter including declines in direct, retail, home shopping and distributor channel sales. This reflects challenges with marketing efficiencies, media availability and the continued transition towards online advertising, each of which we are working to address,” said Dr. Dolev Rafaeli, PhotoMedex CEO. “Importantly, there have been several encouraging developments for PhotoMedex in recent weeks. We are delighted to be preparing to bring the no!no!™ line of hair removal products back to the Japanese market, following the signing of an agreement with Synergy Trading Corporation last month. Synergy has placed its initial order, and we will be shipping product to them in the coming weeks. We are working closely with Synergy to ensure a successful launch in what historically has been an important market for the brand. In addition, our XTRAC recurring physician business continues to grow, posting a 22% year-over-year increase in revenue during the quarter. We added a net 20 XTRAC systems to our installed base, which now stands at 640 units.”

He added, “Our first quarter financial results are within the requirements of our revised forbearance agreement, and we continue to work with our lenders to pursue a satisfactory resolution.”

Reported Financial Results

Revenues for the first quarter of 2015 were $28.1 million, a decrease of 44% compared with revenues for the first quarter of 2014 of $50.1 million.

Gross profit for the first quarter of 2015 was $20.2 million, or 72% of total revenues, compared with gross profit of $39.7 million, or 79% of total revenues, in the first quarter of 2015.

Net loss for the first quarter of 2015 was $10.0 million or ($0.51) per share, which included a $1.7 million loss on discontinued operations, $1.0 million in stock-based compensation expense and $1.9 million in depreciation and amortization expenses. This compares with net loss for the first quarter of 2014 of $0.3 million or ($0.02) per diluted share, which included $1.3 million in stock-based compensation expense and $1.6 million in depreciation and amortization expenses.

As of March 31, 2015 the Company had cash, cash equivalents and short-term investments of $6.2 million, compared with $10.6 million as of December 31, 2014.

Non-GAAP Measures

To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted income and non-GAAP adjusted income per share.

PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, PhotoMedex believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

(Unaudited)

	Three Months Ended Mar 31,
(ooo's) except per share amounts	2015	2014

Net income as reported	($ 10,013)	($ 345)
Adjustments:
Depreciation and amortization expense	1,865	1,636
Interest expense, net	2,423	47
Income tax (benefit) expense	365	(79)

EBITDA	(5,360)	1,259

Stock-based compensation expense, including accelerated vesting	3,337	1,262
Acquisition costs	-	979
Major litigation expenses	223	775
Extraordinary non-recurring debt costs	762	-

Non-GAAP adjusted (loss) income	($ 1,038)	$4,275
Fully diluted shares outstanding at March 31	19,794	18,719
Non-GAAP adjusted (loss) income per share	($0.05)	$0.23

About PhotoMedex

PhotoMedex is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including psoriasis, vitiligo, acne, actinic keratosis (a precursor to certain types of skin cancer) and photo damage. Its experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. PhotoMedex sells home-use devices under the no!no!™ brand for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

SAFE HARBOR STATEMENT

Some portions of the press release, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, there are risks and uncertainties related to our ability to ensure continued regulatory compliance, performance and/or market growth. These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. The Company cautions readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement. The Company anticipates that subsequent events and developments will cause its views to change. The information contained in this press release speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

-- Financial Statements follow --

PHOTOMEDEX, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
(ooo's) except per share amounts	2015	2014

Revenues:
Product sales	$22,773	$45,665
Services	5,376	4,410
	28,149	50,075

Cost of revenues:
Product sales	5,944	8,608
Services	1,978	1,737
	7,922	10,345
Gross profit	20,227	39,730

Operating expenses:
Selling and marketing	20,132	31,625
General and administrative	4,729	7,587
Engineering and product development	755	795
	25,616	40,007
Loss from continuing operations before interest and other financing expense, net	(5,389)	(277)
Interest and other financing expense, net	(2,551)	(147)
Loss from continuing operations before income taxes	(7,940)	(424)

Income tax (expense) benefit	(365)	79

Loss from continuing operations	(8,305)	(345)

Discontinued operations:
Loss from discontinued operations	(1,667)	-
Loss on sale from discontinued operations	(41)	-

Net loss [1]	($ 10,013)	$(345)

Basic net loss per share:
Continuing operations	($0.42)	($0.02)
Discontinued operations	(0.09)	0.00
	($0.51)	($0.02)

Diluted net loss per share:
Continuing operations	($0.42)	($0.02)
Discontinued operations	(0.09)	0.00
	($0.51)	($0.02)

Shares used in computing net loss per share:
Basic	19,794	18,719
Diluted	19,794	18,719

[1] Includes: depreciation and amortization	1,865	1,636
Share-based compensation expense	3,337	1,262

PHOTOMEDEX, INC.
CONSOLIDATED STATEMENTS OF REVENUES
(UNAUDITED)
(In thousands)

	For the three months ended:
	March 31, 2015	December 31, 2014	March 31, 2014
Consumer:
Direct	$13,773	$17,038	$30,787
Distributors	95	122	627
Retailer and home shopping channels	4,261	9,508	9,456
sub-total	18,129	26,668	40,870

Physician Recurring
XTRAC treatments	5,376	6,891	4,410
Skin care	1,327	1,365	1,927
Other	855	1,335	882
sub-total	7,558	9,591	7,219

Professional	2,462	2,619	1,986

Total Revenues	$28,149	$38,878	$50,075

PHOTOMEDEX, INC. CONSOLIDATED STATEMENTS OF REVENUES (UNAUDITED) (In thousands)

	March 31, 2015	December 31, 2014
	(UNAUDITED)
Assets
Cash, cash equivalents, and short-term bank deposits	$6,199	$10,692
Accounts receivable, net	15,717	21,977
Inventories, net	19,863	19,380
Other current assets, net	8,984	9,109
Assets held for sale, net	-	70,855
Property and equipment, net	14,547	13,802
Other non-current assets, net	40,358	41,948
Total Assets	$105,668	$187,763

Liabilities and Stockholders' Equity
Accounts payable and accrued current liabilities	$25,521	$28,063
Other current liabilities	3,998	4,480
Long term debt and notes payable	40,830	77,229
Liabilities held for sale	-	34,497
Other long term liabilities	1,024	1,229
Stockholders' equity	34,295	42,265
Total Liabilities and Stockholders' Equity	$105.668	$187,763

PHOTOMEDEX, INC. CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED) (In thousands)

	For the Three Months Ended
	March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	($10,013)	($ 345)

Adjustments to reconcile net loss to net cash used in operating activities--
Depreciation and amortization	1,865	1,636
Provision for doubtful accounts	406	813
Deferred income taxes	(47)	857
Stock-based compensation	974	1,262
Gain on disposal of property and equipment	-	(10)
Financing expenses	1,481	-
Changes in assets and liabilities:
(Increase) decrease in:
Current assets	5,393	4,658
Current liabilities	(4,516)	(13,357)
Net cash used in operating activities – continuing activities	(4,457)	(4,486)
Net cash provided by operating activities – discontinued operations	541	-
Net cash used in operating activities	(3,916)	(4,486)

CASH FLOWS FROM INVESTING ACTIVITIES:
Lasers placed in service	(1,758)	(1,717)
Purchases of property and equipment	(31)	(85)
Other	87	(4,257)
Net cash used in investing activities – continuing operations	(1,702)	(6,059)
Net cash provided by investing activities – discontinued operations	38,245	-
Net cash provided by (used in) investing activities	36,543	(6,059)

CASH FLOWS FROM FINANCING ACTIVITIES:
Registrations costs	(84)	-
Repayment of debt and notes payable	(36,667)	(5,224)
Net cash used in financing activities – continuing operations	(36,751)	(5,224)
Net cash used in financing activities – discontinued operations	(66)	-
Net cash used in financing activities	(36,817)	(5,224)

Effect of exchange rate changes on cash	(216)	105
NET DECREASE IN CASH AND CASH EQUIVALENTS	(4,406)	(15,664)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	10,605	45,388
CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,199	$29,724

Supplemental information:
Cash paid for income taxes	$97	$405
Cash paid for interest	$1,182	$47

CONTACT:
PhotoMedex, Inc.
Dennis McGrath, 215-619-3287
Chief Financial Officer
info@photomedex.com
or
LHA
Kim Sutton Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com
@LHA_IR_PR